Exhibit 2.1

AMENDMENT NO. 5 TO STOCK PURCHASE AGREEMENT

This Amendment No. 5 to Stock Purchase Agreement (the “Fifth Amendment”) is made as of the fourteenth day of June, 2006 by and among CardWorks, L.P., a Delaware limited partnership (“Seller”), and Liberty Acquisition, Inc., a Georgia corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Stock Purchase Agreement dated September 25, 2005, as amended by (i) that certain Amendment to Stock Purchase Agreement dated as of March 23, 2006, (ii) that certain Amendment No. 2 to Stock Purchase Agreement dated as of April 12, 2006, (iii) that certain Amendment No. 3 to Stock Purchase Agreement dated as of April 26, 2006, and (iv) that certain Amendment No. 4 to Stock Purchase Agreement dated as of May 18, 2006 (the “Agreement”); and

WHEREAS, the parties wish to further amend the Agreement in certain respects and as provided herein; and

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

SECTION 1. Capitalized terms that are used but not defined in this Fifth Amendment shall have the meanings specified in the Agreement.

SECTION 2. The Agreement shall terminate on June 30, 2006 if the Closing shall not have occurred on or before such date.

SECTION 3. Section 3 of Amendment to Stock Purchase Agreement dated as of March 23, 2006, and Section 2 of each of Amendment No. 2 to Stock Purchase Agreement dated as of April 12, 2006, Amendment No. 3 to Stock Purchase Agreement dated as of April 26, 2006, and Amendment No. 4 to Stock Purchase Agreement dated as of May 18, 2006 are hereby deleted in their entirety.

SECTION 4. Except as expressly provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.

SECTION 5. The provisions of Article 10 of the Agreement shall apply to this Fifth Amendment.

IN WITNESS WHEREOF the undersigned have caused this Fifth Amendment to be executed by their respective general partners or officers thereunto duly authorized as of the date first written above.

CARDWORKS, L.P.

By: CMSI, Inc., a general partner

By:	/s/ Robert A. Perro
Name:	Robert A. Perro
Title:	Vice President

By: Tullman Andrews LLC, a general partner

By:	/s/ Donald M. Berman
Name:	Donald M. Berman
Title:	Manager

LIBERTY ACQUISITION, INC.

By:	/s/ Jeffrey A. Howard
Name:	Jeffrey A. Howard
Title:	President

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